UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2011

Celera Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34116	26-2028576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Harbor Bay Parkway

Alameda, California 94502

(Address of Principal Executive Offices)

(510) 749-4200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 17, 2011, the Board of Directors of Celera Corporation (the “Company”), based on the recommendation of the Audit and Finance Committee and in consultation with management, concluded that the following previously issued consolidated financial statements must be restated and should no longer be relied upon because of accounting errors in those consolidated financial statements:

•	audited consolidated financial statements for the year ended June 30, 2008, the six months ended December 27, 2008 and the year ended December 26, 2009;

•	unaudited condensed consolidated financial statements for each quarter in the year ended December 26, 2009; and

•	unaudited condensed consolidated financial statements for the first three quarters in the year ended December 25, 2010.

The Company intends to include the necessary restatements to correct the errors in the foregoing consolidated financial statements within its Annual Report on Form 10-K for the fiscal year ended December 25, 2010, which the Company intends to file on or around the date of this report. The errors in the foregoing consolidated financial statements relate to the following:

•	Classification of Bad Debt Expenses

As a result of applying FASB Accounting Standards Codification Topic 954, Health Care Entities (“ASC 954”), certain amounts that were previously included in bad debt expenses as a component of selling, general and administrative expenses should have been reflected as a reduction in revenues. The errors in classification resulted in an overstatement of consolidated revenues and of selling, general and administrative expenses.

•	Recognition of Unreimbursed and Uncollectible Charges

The Company records patient test revenues reimbursed by third-party payors based on the estimated receipts from such payors. Amounts that are determined to be unreimburseable or uncollectible are recorded as an adjustment to revenues. During the second quarter of 2009, certain Berkeley HeartLab, Inc. receivables were determined to be uncollectible. A bad debt charge for these receivables was recorded in the second quarter of 2009. The Company has subsequently determined that a portion of this charge related to prior periods.

Management has concluded that, as of December 25, 2010, the Company’s disclosure controls and procedures were not effective at the reasonable assurance level and the Company’s internal control over financial reporting was not effective based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because the Company did not have effective controls to provide assurance as to the appropriate application of ASC 954 with respect to the classification and timely recognition of unreimbursed and uncollectible charges for services. Specifically, the Company did not have effective controls to ensure that these charges were properly classified in the consolidated financial statements, and did not have adequate controls, including the configuration of its information systems to properly analyze and record charges to, and payments from, patients and third party payors, respectively, in order to adequately assess the realizability of its accounts receivable and classification of unreimbursed and uncollectible charges as required by ASC 954.

The Audit and Finance Committee and management have discussed the matters discussed in this report with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2011	CELERA CORPORATION

	By:	/S/ Scott K. Milsten
	Name:	Scott K. Milsten
	Title:	Senior Vice President, General Counsel and Secretary